Exhibit 99.1

Consolidated Financial Statements
December 31, 2010, 2009 and 2008

1.	Basis of Presentation	6
2.	Summary of Significant Accounting Policies	6
3.	Significant subsequent events	10
4.	Business Combinations	11
5.	Segment information	15
6.	Recent Accounting Pronouncements	16
7.	Statement of Cash flow	17
8.	Goodwill	17
9.	Property, Plant and Equipment	18
10.	Inventories	19
11.	Accounts receivable	19
12.	Marketable Securities	20
13.	Cash and cash equivalents	20
14.	Prepaid expenses and deferred taxes	20
15.	Long-term debt	21
16.	Current liabilities	22
17.	Long-term liabilities	23
18.	Shareholders' Equity	24
19.	Total revenues	24
20.	Cost of sales	24
21.	Operating expenses	24
22.	Income taxes	25
23.	Valuation and qualifying accounts	28

Deloitte.
Deloitte & Touche S.p.A.
Via della Camilluccia, 589/A
00135 Roma
Italia

Tel: +39 06 367491
Fax: +39 06 36749282
www.deloitte.it

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
ITP Benelli S.p.A.
Rome, Italy

We have audited the accompanying consolidated balance sheets of ITP Benelli S.p.A. and subsidiaries (the "Company") as of December 31, 2010 and 2009, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2010. Our audits also included the financial statement schedule listed in the Index at Item 9.01a. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe tiiat our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of ITP Benelli S.p.A. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Rome, Italy
April 28, 2011

Ancona  Bari  Bergamo  Bologna  Brescia  Cagliari  Firenze  Genova  Milano  Napoli  Padova  Parma  Perugia
Roma  Torino  Treviso  Verona

Sede Legale: Via Tortona, 25 - 20144 Milano - Capitale Sociale: Euro 10.328.220,00 i.v.
Codice Fiscale/Registro delle Imprese Milano n. 03049560166 – R.E.A. Milano n. 1720239
Partita IVA: IT 03049560166

Member of Deloitte Touche Tohmatsu Limited

Consolidated Balance Sheets

	Years Ended December 31,
	2010	2009
	(in USD thousand)
ASSETS

Cash and cash equivalents	$11,934	$2,893
Marketable securities	3,425	3,645
Accounts receivable, net of allowance for doubtful accounts	19,918	16,095
Inventory	14,788	6,975
Prepaid expenses and other current assets	4,707	4,682
Deferred income taxes	392	-
Total Current Assets	55,165	34,291

Property, plant and equipment, net	15,952	9,380
Intangible assets
Goodwill	6,509	1,699
Other intangible assets	104	152
Other assets	773	39
Total Assets	$78,503	$45,563

LIABILITIES AND STOCKHOLDERS' EQUITY	Years Ended December 31,
	2010	2009
	(in USD thousand)
Current Liabilities
Accounts payable and accrued expenses	$26,911	$15,443
Taxes payable	3,195	2,205
Current portion of:
Advances received from customers	2,535	7,184
Long-term debt	13,105	3,847
Other liabilities	2,784	1,670
Total Current Liabilities	48,531	30,350

Long-term debt, net of current portion	20,395	6,899
Deferred income taxes		330
Other liabilities	682	219
Post-employment benefits obligation	1,418	803
Total Liabilities	71,026	38,601

Equity
Capital stock	7,326	5,885
Accumulated other comprehensive income	(119)	23
Retained earnings	271	(517)
Total ITP Group Stockholders’ Equity	7,477	5,391

Noncontrolling interests	-	1,571
Total Equity	7,477	6,962

Total Liabilities and Stockholders' Equity	$78,503	$45,563

See Notes to Consolidated Financial Statements

Consolidated Statements of Income and Comprehensive Income

	Years Ended December 31,
	2010	2009	2008
	(in USD thousand)

Sales and other operating revenues	$63,205	$31,324	$46,215
Other income	437	301	516
Total Revenues	63,642	31,626	46,731

Costs of Sales	47,831	23,518	38,822

Gross Profit	15,812	8,108	7,909

Selling, general and administrative expenses	9,321	4,177	3,569
Provision for doubtful accounts	876	397	1,056
Other operating costs	870	449	1,243
Total Operating Expenses	11,067	5,023	5,869

Operating Income	4,745	3,085	2,041

Interest income	45	25	61
Interest expense	(1,279)	(745)	(684)
Income before Income Taxes	3,511	2,365	1,417

Income tax expense	(1,283)	(1,369)	(1,070)

Net Income	2,228	996	347

Less: Net income attributable to noncontrolling interests	-	(11)	-

Net Income attributable to ITP Group	2,228	984	347

Currency translation adjustment (Net of tax of $(42),29,(30) thousand in 2010,2009,2008)	(151)	106	(109)
Unrealized gain (AFS Securities) (Net of tax of $3,10,12 thousand in 2010,2009,2008)	9	35	43

Comprehensive income	$2,087	$1,125	$281

Basic earnings per share	$0.05	$0.03	$0.02
Weighted average number of shares outstanding	42,582	30,247	16,970

See Notes to Consolidated Financial Statements

Consolidated Statements of Stockholders’ Equity

Thousand USD	Capital Stock	Other comperehensive income	Retained earnings	Noncontrolling Interests	Net income	Total

Balance December 31, 2007	$147	$(52)	$2,026	$-	$158	2,280
Stockholder's subscriptions	4,346		(2,641)			1,705
Unrealized gain on marketable securities		43				43
Currency translation adjustment		(109)				(109)
Distribution of profit and losses			158		(158)	-
Result of the period					347	347
Balance December 31, 2008	$4,493	$(118)	$(457)	$-	$347	$4,266

Stockholder's subscriptions	1,392		(1,392)			-
Unrealized gain on marketable securities		35				35
Currency translation adjustment		106				106
Distribution of profit and losses			347		(347)	-
Acquisition of noncontrolling interests				1,560		1,560
Result of the period				11	984	996
Balance December 31, 2009	$5,885	$23	$(1,501)	$1,571	$984	$6,962

Stockholder's subscriptions	1,441		(1,441)			-
Unrealized gain on marketable securities		9				9
Currency translation adjustment		(151)				(151)
Distribution of profit and losses			984		(984)	-
Acquisition of noncontrolling interests				(1,571)		(1,571)
Result of the period					2,228	2,228
Balance December 31, 2010	$7,326	$(119)	$(1,958)	$-	$2,228	$7,477

See Notes to Consolidated Financial Statements

Consolidated Statements of Cash Flow

		Years Ended December 31,
		2010	2009	2008
		(in USD thousand)

Net income of the year		$2,228	$996	$347

Adjustments to reconcile net income to net cash provided by Operating Activities
-	Depreciation and amortization	682	870	530
-	Provision for doubtful accounts	876	397	1,056

Change in current assets and liabilities:
-	Increase (decrease) in inventory	(7,670)	(3,435)	250
-	Increase in accounts receivables	(4,423)	(3,678)	(5,107)
-	Increase in other current assets	(745)	(2,156)	(1,266)
-	Increase in accounts payable and accrued expenses	10,826	1,080	7,882
-	Increase (decrease) in other liabilities	(3,470)	5,339	(4,213)
-	Increase (decrease) in deferred tax liability	(708)	106	133
-	Increase (decrease) in post-employment benefit obligations	603	97	(232)
-	(Decrease) Increase in income tax payable	972	753	665
-	(Decrease) in other non current liabilities	454	(23)	48

Net Cash (used in) provided by Operating Activities (A)		$(374)	$346	$93

Investing Activities

-	Capital expenditures	(10,692)	(1,298)	(3,824)
-	Investment in markatable securities	225	(1,803)	(79)

Net Cash used in Investing Activities (B)		$(10,467)	$(3,101)	$(3,902)

Financing Activities

-	Principal payment of long-term debt	(4,175)	(3,142)	(1,934)
-	Proceeds from issuance of long-term debt	25,652	3,000	5,639
-	Paid up capital increase	-	-	1,937
-	Cash proceeds from noncontrolling interests	(1,571)	1,560	-

Net Cash provided by (used in) from Financing Activities (C)		$19,905	$1,418	$5,642

Effect of change in foreign currency on cash and cash equivalents (D)		$(24)	$(328)	$(97)

Net increase (decrease) in cash and cash equivalents (A+B+C+D)		9,041	(1,664)	1,735

Cash and cash equivalents at the beginning of the period (E)		2,893	4,558	2,823

Cash and cash equivalents at the end of the period (A+B+C+D+E)		$11,934	$2,893	$4,558

Supplemental disclosures of cash flow information

Cash paid during the year
Interest		1,279	720	624
Income taxes		945	801	805

See Notes to Consolidated Financial Statements

ITP BENELLI  S.p.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

Description of Business

ITP Group (and its subsidiaries, collectively the “Company” or “the Group”) is an Italian manufacturer and supplier of equipment to the Oil & Gas Industry.
The Group is involved in the production of items (i.e. mainly ball valves) and equipment (i.e. mainly pressure vessels), in the engineering and construction of skid packages and in the construction of small plants for the separation and treatment of Oil & Gas. The parent company of the Group has changed its legal name on January 1st, 2011 from Impianti e Tecnologie di Processo S.p.A. to ITP Benelli S.p.A.

The Group has two production plants in Italy (Moscazzano and Ravenna), one in the U.S. (Kilgore – Texas) and one in Brno (Czech Republic).

2. Summary of Significant Accounting Policies

General

The Company’s Consolidated Financial Statements are prepared in U.S. Dollars and in accordance with generally accepted accounting principles in the United States of America (“GAAP or US GAAP”) issued by the Financial Accounting Standards Board (FASB).

US GAAP requires the use of estimates and assumptions that affect the assets, liabilities, revenues and expenses reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Significant estimates include the useful lives of assets, realization of deferred tax assets, valuation of goodwill and assumptions related to asset retirement obligations. Actual results could differ from these estimates.

Due to the fact that Company’s operations are worldwide-based, the Company may be  subjected to changes in several countries’ economic, regulatory and political conditions.

Unless otherwise indicated, any reference herein to “Consolidated Financial Statements” is to the Consolidated Financial Statements of the Group (including the Notes thereto).

Basis of Consolidation

The Consolidated Financial Statements include the accounts of subsidiaries more than 50% owned and variable-interest entities in which the Company is the primary beneficiary.
The principles of Accounting Standards Codification (“ASC”) No. 810, Consolidation are considered when determining whether an entity is subject to consolidation.
Intercompany balances and transactions are eliminated in consolidation.

The following table contains the list of the Company’s subsidiaries:

Subsidiary	Country of Incorporation	Company’s controlling interests (%)	Functional Currency	Consolidated in

Benelli Oil & Gas S.r.l.	Italy	51% 100%	Euro	2009 2010

ITP Chartering S.r.l.	Italy	99%	Euro	2009, 2010

ITP Group Brno s.r.o.	Czech Republic	100%	CZK	2010

ITP Real Estate LLC	USA	100%	USD	2008, 2009, 2010

ITP Surface Equipment PTE Ltd	Singapore	100%	USD	2010

Vignati Fitting S.r.l.	Italy	100%	Euro	2008, 2009, 2010

Surface Equipment Corporation (“SEC”)	USA	100%	USD	2008, 2009, 2010

Notes to the table above:

•	Benelli Oil & Gas S.r.l.
As indicated in Note 4, Benelli Oil & Gas S.r.l. is consolidated beginning from December 2009, when ITP obtained control.

•	ITP Group Brno S.r.o.
ITP Group Brno S.r.o. was acquired on January 20, 2010 and consolidated starting from this date.

•	ITP Surface Equipment PTE Ltd.
The subsidiary ITP Surface Equipment PTE Ltd., is a dormant company which is held in order to undertake strategic commercial plans in Asia starting in 2011.

The following table sets forth, for the periods indicated, the information regarding the U.S. $/EUR exchange rate, rounded to the second decimal:

Year ended December 31,	Average	At period end

2008	1.47	1.39

2009	1.39	1.44

2010	1.34	1.33

Fair Value of Financial Instruments

Due to the short-term nature of cash and equivalents, accounts receivable and accounts payable, the carrying value of these instruments approximates their fair value.

Short-Term Investments

All short-term investments are classified as available for sale and are in highly liquid debt securities. The balance of the short-term investments is reported as “Marketable securities” and is marked-to-market, with any unrealized gains or losses included in “Other comprehensive income.”

Inventories

Inventories are valued at the lower of cost or market, with cost being determined using the weighted average cost method. Production inventory costs include material, labor and factory overhead. The Company records inventory allowances based on excess and obsolete inventories.

With regards to work in progress, earnings are recorded on a percentage-of-completion basis, except for the subsidiary SEC, which accounts for the long term agreements using the completed contract method.

Work in progress recognized include direct and indirect costs associated to the construction contracts.

Under the percentage-of-completion method, contract revenues and total cost estimates are reviewed and revised periodically as work progresses. Revenues are computed by multiplying total estimated contract revenue by the percentage of completion (as determined by the cost-to-cost method). The excess of the amount over the earned revenue reported in prior periods is the earned revenue that is recognized in the income statement for the current period.

The subsidiary SEC uses the completed contract method because SEC has primarily short-term contracts for which reasonable dependable estimates cannot be made. Moreover, since SEC has primarily short-term contracts, the financial position and results of operations would not vary materially from those resulting from use of the percentage-of-completion method.

Provisions for losses are recognized when the estimated cost for the contract exceeds estimated revenue and are recognized  in the period in which they become evident. The provisions for losses are recognized in the income statement as additional contract costs rather than as a reduction of contract revenue.

Property, plant and equipment

Property, plant and equipment are carried at cost and are depreciated using the straight-line method over estimated lives which range from 2 to 30 years. Expenditures for maintenance (including those for planned major maintenance projects), repairs and minor renewals to maintain facilities in operating condition are generally expensed as incurred. Major replacements and renewals are capitalized.

Upon sale or disposal, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported as income or expense, respectively.

Impairment of Long-Lived Assets

The Company records impairment losses on long-lived assets when events and circumstances indicate that the assets might be impaired and their estimated undiscounted cash flows are less than their carrying amount. In this case, the Company records an impairment loss equal to the difference between the fair value of the long-lived assets and their carrying amount. No impairment was recorded in years 2010, 2009 and 2008.

Goodwill and Intangible Assets

Goodwill is not depreciated, but is instead reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill is more than its fair value. The Company records impairment losses on goodwill and other intangible assets based on an annual review of the value of the assets, or when events and circumstances indicate that the asset might be impaired and when the recorded value of the asset is more than its fair value. The Company’s estimates of fair value are based on its current operating forecast, which the Company believes to be reasonable. Significant assumptions that underline the fair value estimates include future growth rates and weighted average cost of capital rates. However, different assumptions regarding the current operating forecast could materially affect results.

Intangible assets include long-term patents, brands and software and are amortized on a straight-line basis over the estimated economic useful lives of the assets.

Foreign Currency Translation

The U.S. dollar is the reporting currency of the consolidated financial statements.

The Euro is the group functional currency. The consolidated financial statements have been prepared and translated according to ASC 830-30. Financial statements of companies having a functional currency other than the Euro are translated into the group functional currency, subsequently the consolidated financial statement have been translated into the reporting currency. Assets and liabilities have been translated at the currency exchange rates as of the related year and, the equity at the historical exchange rates the profit and loss account at the average rates for the period.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. The Company recognizes revenues when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. Revenues are recognized from product sales when title and risk of loss has passed to the customer consistent with the related shipping terms, generally at the time products are shipped. Shipping costs and handling fees are included in net revenues and cost of sales.

Refer to the description in the “Inventories” for the accounting of long-term contracts.

Warranty Expenses

The Company currently provides for the estimated costs that may be incurred under product warranties. Warranty provisions are recorded at the time of sale based upon the Company’s historical experience and anticipated future claims. The Company assesses the adequacy of its pre-existing warranty liabilities and adjusts the amounts as necessary based on actual experience and changes in future estimates.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between financial statement and tax bases of assets and liabilities using presently enacted tax rates. At each period-end, the Company assesses the recoverability of its deferred tax assets by reviewing a number of factors including operating trends, future projections, and taxable income to determine whether a valuation allowance is required to reduce such deferred tax assets to an amount that is more likely than not to be realized.

Employee Benefit Plan

Employee Benefit Plans are accrued in accordance with Accounting Standard Codification (“ASC”) No. 715, Retirement Benefits.

The employee leaving indemnity in Italy is called “Trattamento di Fine Rapporto” (“TFR”) and represents deferred compensation for employees. Under Italian law, an entity is required to accrue for TFR on an individual employee basis payable to each individual upon termination of employment (including both voluntary and involuntary dismissal). The annual accrual is 7.41% of total pay, with no cap, it is revalued each year by applying a pre-established rate of return of 1.50%, plus 75% of the Consumer Price Index, and it is recorded into a reserve account.

The subsidiaries’ employees in the U.S., Singapore and Czech Republic do not have any benefit or retirement plans.

Cash and Cash Equivalents

All highly liquid instruments purchased with maturities of three months or less are considered to be cash equivalents.

Comprehensive (Loss) Income

The Company’s comprehensive (loss) income is comprised of net income, foreign currency translation gains and losses, and changes in unrealized gains and losses on investments. The Company does not accrue tax on its foreign currency translation gains and losses, as any undistributed earnings of foreign subsidiaries are deemed to be permanently reinvested in the applicable foreign subsidiary. Comprehensive (loss) income is reflected in the consolidated statement of stockholders’ equity.

Research and Development

The Group has not incurred any research and development expenses for the years ended December 31, 2010, 2009 and 2008.

3. Significant subsequent events

After December 31, 2010, the Group executed the following operations:

•	January 2011: ITP Benelli S.p.A. acquired the Rome headquarters (Price: $ 802 thousand).

•	January 2011: ITP Benelli S.p.A. signed a contract for a project for air compressors for lifesaving equipment purposes with ERSAI. Country: Kazakistan. (Value: $ 4,501 thousand).

•
February 2011: ITP Benelli S.p.A. signed a contract for the design and supply of a piece of equipment called AVT2 for the refinery of Naftan, in the city of Novopolosk in Belarus. (Value: $ 28,132 thousand)

The subsequent events have been evaluated up to the date these financial statements were issued (04/28/2011).

4. Business Combinations

ITP Group was involved in following business combinations during the periods presented:

a.	ITP Benelli S.p.A. acquired 51% of Benelli Oil & Gas S.r.l. on December 4, 2009.

b.	ITP Benelli S.p.A. acquired the remaining 49% of Benelli Oil Gas S.r.l. in May 2010.

c.	Benelli Oil & Gas S.r.l. acquired the Sadelmi S.p.A. (“Sadelmi”) Oil & Gas business line in May 2010;

d.	ITP Benelli S.p.A. acquired a business line from Nicola & Albia S.r.l. in May 2010.

a. Benelli Oil & Gas S.r.l. 51% acquisition

Benelli Oil & Gas S.r.l. (“Benelli”) was incorporated on March 20, 2009 as an Italian corporation based in Ravenna for the purpose of renting and eventually acquiring the Oil & Gas business line of Sadelmi, an Italian corporation which was in critical financial conditions and was in the process of entering into a judicial reorganization procedure (“concordato preventivo”) similar to a Chapter 11 reorganization under U.S. bankruptcy laws. The rental of the Oil & Gas business line of Sadelmi started on April 29th 2009 for a yearly rate of $ 490 thousand.

ITP Benelli S.p.A. obtained control of Benelli on December 4, 2009, thorough the acquisition of 51% of the company by the subscription of a Shareholder’s capital increase, for a cash consideration equivalent to 51% of the fair value of net assets. No goodwill arose from this transaction. The financial statements of Benelli are consolidated from December 4, 2009 onwards.

The recognized amount of identifiable assets acquired and liabilities assumed were:

Acquisition of 51% of Benelli Oil & Gas S.r.l.
Purchase price composition	(USD thousand)

Assets acquired
Property plant and equipment	$1
Intangible assets	9
Work in progress	4,469
Accounts receivables	13,603
Deferred tax assets	224
Cash	490
Total Assets acquired	18,796

Liabilities assumed
Employees leaving indemnity	7
Advances from clients	5,429
Accounts payables	9,827
Deferred tax liabilities	338
Social security liabilities	168
Total Liabilities assumed	15,770
Fair value of net assets	3,026
Goodwill	-
Purchase price (51% of fair value)	$1,543

The acquisition allowed ITP Group to increase company operations through a wider offering of technical equipment and acquire human resources with specific skills in the Oil & Gas Construction/Projects field.

The amounts of revenue and net income of Benelli since the acquisition date (December 4, 2009) included in the consolidated income statement for the reporting period 2009 were respectively $ 1,771 thousand and $ 23 thousand.

Revenues and net income of the combined entity for the reporting period 2009 had the acquisition date for the business combination been as of the beginning of 2009 would have been respectively $ 48,685 thousand and  $ 1,351 thousand.

b. Benelli Oil & Gas S.r.l. 49% acquisition

At the acquisition of 51% of Benelli, ITP Benelli S.p.A. also acquired the right and obligation to purchase the remaining 49% of the equity of Benelli. The effective acquisition of the remaining 49% of Benelli occurred on May 20, 2010, for a cash consideration equivalent to 49% of the fair value of net assets and was immediately subsequent to the approval by the Italian Court of Sadelmi S.p.A.’s “concordato preventivo”. Moreover, also on May 20, 2010, Benelli acquired the Oil & Gas business line of Sadelmi, as described in the following paragraph.

The recognized amount of identifiable assets acquired and liabilities assumed were:

Acquisition of 49% of Benelli Oil & Gas S.r.l.
Purchase price composition	(USD thousand)

Assets acquired
Property plant and equipment	$1
Intangible assets	8
Work in progress	4,165
Accounts receivables	12,594
Deferred tax assets	208
Cash	457
Total Assets acquired	17,434

Liabilities assumed
Employees leaving indemnity	7
Advances from clients	5,060
Accounts payables	9,088
Deferred tax liabilities	315
Social security liabilities	156
Total Liabilities assumed	14,627
Fair value of net assets	2,807
Goodwill	-
Purchase price (49% of fair value)	$1,375

The acquisition consolidated the purposes described at point a, “Benelli Oil & Gas S.r.l. 51% acquisition”.

c. Sadelmi Oil & Gas business line acquisition

Benelli acquired the “Oil & Gas” business line of Sadelmi on May 20, 2010 for cash.

The acquisition allowed ITP Group to further increase company operations through a wider offering of technical equipment and, acquire human resources with specific skills in the Oil & Gas Construction/Projects field, consolidated business relationships matured by this business line of Sadelmi.

The recognized amount of identifiable assets acquired and liabilities assumed were:

Purchase price composition	(USD thousand)

Assets acquired
Property plant and equipment	$851
Work in progress	4,550
Total Assets acquired	5,401

Liabilities assumed
Employees leaving indemnity	638
Total Liabilities assumed	638
Fair value of net assets	4,763
Goodwill	4,604
Total purchase price	$9,367

Goodwill, according to ASC 350-20, represents the future economic benefits arising from the assets acquired. In particular it is mainly due to the acquired business relationships, the historical projects’ track record performed by this business and the human resources with specific skills in the Oil & Gas Constructions/Projects field.

The amounts of revenue and net income of the Oil & Gas business line of Sadelmi since the acquisition date (May 20, 2010) included in the consolidated income statement for the reporting period 2010 were respectively $ 12,238 thousand and  $ 650 thousand.

Revenues and net income of the combined entity for the current reporting period had the acquisition date for the business combination been as of the beginning of 2010, would have been respectively $ 63,642 thousand and  $ 2,451 thousand.

Revenues and earnings of the combined entity for the 2009 period had the acquisition date for the business combination been as of the beginning of 2009 is impracticable to disclose.

d. Nicola & Albia S.r.l. business line acquisition

ITP Benelli S.p.A. acquired a business line from Nicola & Albia S.r.l. (“Nicola & Albia”) on April 31, 2010 for cash.

The recognized amount of identifiable assets acquired and liabilities assumed were:

Purchase price composition	(USD thousand)

Assets acquired
Property, plant and equipment	$4,564
Intangible assets	100
Total Assets acquired	4,665

Liabilities assumed
Trade accounts payables payables	188
Total Liabilities assumed	188
Fair value of net assets	4,476
Goodwill	354
Total purchase price	$4,830

Nicola & Albia has been operating in the design and construction of specialized petroleum, chemical and pharmaceutical equipment since 1946 and has built a very strong brand-name both domestically and internationally. Through the acquisition, ITP also integrated 22 highly qualified personnel with many years of experience.

The acquisition allowed ITP Group to obtain the required certificates to operate in certain countries including the ASME “U” STAMP (USA), the Safety Quality License (China) and the Urzad Dozoru Technicznego (Poland). Furthermore, the acquisition, mainly constituted by properties plants and equipments, will permit economy of scale due to the internal development of some construction contracts.

Goodwill, according to ASC 350-20, represents the future economic benefits arising from the assets acquired. In particular it is mainly due to the historical projects’ track record performed by this business and the human resources with specific skills in the Oil & Gas Constructions/Projects field.

Nicola & Albia was in winding-up and therefore was not fully operative in 2009 and 2010. Therefore, revenues and net income of the combined entity for the current reporting period had the acquisition date for the business combination been as of the beginning of 2010, would have been respectively $ 63,642 thousand and  $ 2,228 thousand, the same presented in the 2010 ITP consolidated financial statements.

Revenues and earnings of the combined entity for the 2009 period had the acquisition date for the business combination been as of the beginning of 2009 would have been respectively $ 31,626 thousand and $ 996 thousand.

5. Segment information

The Company has only one operating segment as none of the conditions listed in ASC 280-10 are met to identify more than one operating segment.
The chief operating decision maker (“CODM”) views, treats and take decisions considering the company as a single operating entity as its activities have common target clients, plants, basic characteristics, engaged employees. As a result no disaggregated or discrete financial information and operating results are available. Furhtermore there is no concentration of customers.

Below is an analysis of revenue for each year by product and by geographic area, and an analysis of property, plant and equipment by geographic area.

Revenues (USD thousand)
Operating segment	2010	2009	2008

Equipments	$15,323	$10,680	$13,438
Skid & Packages	48,319	10,049	10,766
Small O&G plants	-	10,897	22,527
Total	$63,642	$31,626	$46,731

Revenues (USD thousand)
Country	2010	2009	2008

Italy	$16,113	$1,056	$5,788
Middle East	13,797	20,919	25,863
USA	13,042	8,530	10,241
Other countries	20,691	1,122	4,840
Total	$63,642	$31,626	$46,731

The percent of consolidated revenue of major customers that accounted for 10% or more of consolidated revenues for each of the last three years was as follows: in 2010 Khalda Petroleum accounted for 15%; in 2009 Khalda Petroleum & Petrojet accounted for 58%; and in 2008 Khalda Petroleum & Intermare Sarda accounted for 67%. The company has delivered the products to over 46 customers in 2010.

Property, plant and equipment (USD thousand)
Country	2010	2009	2008

Italy	$11,443	$4,984	$4,182
Middle East	-	-	-
USA	4,469	4,397	4,317
Other countries	39	-	-
Total	$15,952	$9,380	$8,499

6. Recent Accounting Pronouncements

•
Business Combinations (ASC 810), Disclosure of Supplementary Pro Forma Information for Business Combinations (ASU 2010-29): The FASB issued ASU 2010-29 in December 2010. The ASU affect’s public entities, as that term is defined in ASC 805, that enter into business combinations that are material individually or in the aggregate. The ASU is effective prospectively for business combinations whose acquisition date is at or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The impact of this standard on the consolidated financial statements is not expected to be material.

•
Goodwill impairment (ASC 350-20) When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units With Zero or Negative Carrying Amounts (ASU 2010-28): The FASB issued ASU 2010-28 in December 2010. The ASU affect’s Entities that evaluate goodwill for impairment under ASC 350-20. For public entities, the ASU is effective for impairment tests performed during entities’ fiscal years (and interim periods within those years) that begin after December 15, 2010. Early application will not be permitted. The impact of this standard on the consolidated financial statements is not expected to be material.

•
Foreign Currency (Topic 830) Foreign Currency Issues: Multiple Foreign Currency Exchange Rates (SEC Update) (ASU 2010-19) The FASB issued ASU 2010-19 in May  2010. The ASU affect’s Entities in the oil and gas industry. The ASU is related to current restrictions of foreign currency exchange in Venezuela. Adoption of the standard did not have an impact on the company’s financial statements the company did not incur in any transaction based or through Venezuela.

•
Consolidation (ASC 810), Improvements to Financial Reporting by Enterprises Involved With Variable Interest Entities (ASU 2009-17): The FASB issued ASU 2009-17 in December 2009. This standard became effective for the company January 1, 2010. ASU 2009-17 requires the enterprise to qualitatively assess if it is the primary beneficiary of a variable-interest entity (VIE), and if so, the VIE must be consolidated. Adoption of the standard did not have an impact on the company’s results of operations, financial position or liquidity.

•
Accounting for Extractive Activities — Oil & Gas — amendments to paragraph 932-10-S99-1 (ASU 2010-14) The FASB issued ASU 2010-14 in April 2010. The ASU affect’s Entities in the oil and gas industry. The ASU does not contain an effective date. Adoption of the standard did not have an impact on the company’s financial statements.

•
Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (ASU 2009-13) The FASB issued ASU 2009-12 in October 2009. The ASU affect’s Entities with multiple-deliverable revenue arrangements. The ASU effective date of application is for fiscal years beginning on or after June 15, 2010. The impact of this standard on the consolidated financial statements is not expected to be material.

•
Codification: In June 2009, the FASB issued an Accounting Standards Codification (“ASC” or “Codification”), which identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (“GAAP”) in the United States. This guidance establishes the Codification as the source of authoritative GAAP recognized by the FASB to be applied by those entities. Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative GAAP for SEC registrants. The SEC Sections in the Codification are not the authoritative sources of such content and do not contain the entire population of SEC rules, regulations, interpretive releases, and staff guidance. All guidance contained in the Codification carries an equal level of authority. Following the issuance of this guidance, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates to the Codification. This guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009. There were no changes to the accounting principles used to prepare the Company’s financial statements as a result of the adoption of the ASC.

7. Statement of Cash Flows

The Consolidated Statement of Cash Flows is prepared according to the indirect method and considers only bank deposits as cash and cash equivalents. It excludes changes to the Consolidated Balance Sheet that did not affect cash.

8. Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2010 and 2009, are as follows:

Changes in the carrying amount of goodwill
USD thousand
Balance as of January 1, 2009	$1,642
Acquisitions	-
Currency translation effect	58
Balance as of December 31, 2009	1,699
Acquisitions	4,958
Currency translation effect	(148)
Balance as of December 31, 2010	$6,509

As of December 31, 2010 Goodwill show a balance of $ 6,509 thousand.

The balance as of December 31, 2009 arose from the goodwill originating from the acquisition of Surface Equipment Corporation Ltd., based in Texas (United States of America).

The increase in 2010, compared to December 31, 2009, arose from the acquisition of:

•	the Sadelmi Oil & Gas business line

•	the business line Nicola & Albia

The Company evaluates all goodwill for impairment on an annual basis, or more often if impairment indicators are present. As of December 31, 2010, 2009 and 2008 the Company did not recognize any goodwill impairment charges.

9. Property, Plant and Equipment

Gross property, plant and equipment as of December 31, 2010 and 2009 includes the following:

Gross Property plant and equipment	December 31,			December 31,
USD thousand	2009	Additions	Disposals	2010

Land and buildings	$7,323	$6,786	-	$14,109
Plant and machineries	1,553	223	-	1,776
Industrial and commercial equipment	1,747	164	-	1,935
Other equipment	1,220	58	-	1,278
Total Gross Property plant and equipment	$11,843	$7,231	-	$19,074

The accumulated depreciation is the following:

Accumulated depreciation Property Plant and Equipment	December 31,		December 31,
USD thousand	2009	Depreciation	2010

Depreciation Land and buildings	$735	$402	$1,137
Depreciation Plant and machineries	851	150	1,001
Depreciation Industrial and commercial equipment	331	76	407
Depreciation Other equipment	547	54	601
Total Accumulated Depreciation	$2,464	$682	$3,146

The net property plant balance is the following:

Net Property Plant and Equipment	December 31,			December 31,
USD thousand	2009	Additions	Depreciation	2010

Land and buildings	$6,588	$6,786	$(402)	$12,971
Plant and machineries	702	223	(150)	775
Industrial and commercial equipment	1,417	164	(76)	1,528
Other equipment	674	58	(54)	678
Total Net Property Plant and Equipment	$9,380	$7,231	$(682)	$15,952

In accordance with US GAAP, the Group separated the land included in the value of properties from the related asset. Land, considered to have an indefinite useful life, is not subject to depreciation.

The most significant additions during 2010 were the following:

•	Purchase of an industrial building in Cassina de’ Pecchi (Milan – Italy), for an amount of $ 4,229 thousand.

•	Purchase of land together with an industrial building license in Monte Cremasco (Cremona – Italy) for an amount of $ 1,115 thousand.

•	Purchase of an industrial building in Via Stefini (Milan – Italy) for an amount of $ 308 thousand.

The most significant additions during 2009 were the following:

•	Purchase of a property in Baku, Azerbaijan for an amount of $ 144 thousand.

•	Financial lease of machineries, commercial equipment and other equipment, for an amount of $ 445 thousand.

The plant located in Moscazzano (Cremona – Italy) is subject to a mortgage and the plant located in Milano, “Via Stefini”, is subject to a pledge. They both guarantee the bank loans received.

10. Inventories

Inventories at December 31, 2010 and 2009 are the following:

Inventory	Year ended December 31,
USD thousand	2010	2009

Finished goods	$-	$-
Work in progress	12,768	5,548
Raw materials	2,020	1,427
Total inventory	$14,788	$6,975

Work in progress duration is not standard, but generally is from 6 months to 2 years. Construction contracts included in work in progress as of December 31, 2010 have starting dates after 2009 and ending dates no later than 2012.

The work in progress balance presentation is net of prepayments received.

Prepayments are cash payments made by the customers as indicated in our contracts upon achievement of specific contract milestones. Contracts specify the right to offset such prepayments with work in progress after approval by our clients.

The amount of prepayments as of December 31, 2010 and December 31, 2009 is not material.

Raw materials include the minimum equipment stock to ensure an efficient execution of construction contract operations without delays.

11. Accounts receivable

Accounts receivable as of December 31, 2010 and 2009 amount respectively to $ 19,918 thousand and $ 16,095 thousand.

A provision is applied against the full (or partial) amount of the foregoing receivables deemed uncollectable. The provision for doubtful accounts as of December 31, 2010 and as of December 31, 2009 is respectively equal to $ 876 thousand and to $ 397 thousand.

12. Marketable Securities

The Group calculates fair value for its marketable securities based on quoted market prices for assets and liabilities. As of December 31, 2010 and as of December 31, 2009  the fair value was respectively, $ 3,425 thousand and $ 3,645 thousand.

13. Cash and cash equivalents

Cash and cash equivalents as of December 31, 2010 and 2009, are summarized below (in USD thousands):

Cash and cash equivalents	Year ended December 31,
USD thousand	2010	2009

Cash	$117	$67
Banks deposits	11,817	2,827
Total cash and cash equivalents	$11,934	$2,893

In relation to the successful execution clause (called “performance bond”) included in most of project contract engagements, the Company has issued warranty letters to the customers concerned. The total amount of guarantees as of December 31, 2010, amounts to $ 7,917 thousand and as of December 31, 2009, amounts to $ 4,552 thousand. The company does not expect to incur any losses in relation to these guarantees.

There are no cash or deposits subject to restrictions.

14. Prepaid expenses and deferred taxes

The balances of prepaid expenses and deferred taxes as of December 31, 2010 and 2009, are following:

Prepaid expenses and other current assets	Year ended December 31,
USD thousand	2010	2009

Deferred income taxes	$392	$-
Prepaid expenses	4,707	4,682
Total prepaid expenses and other current assets	$5,099	$4,682

Tax credits are mainly related to deferred taxes and account receivables for VAT.

Prepaid expenses include mainly deferred charges which are expenses or revenues which are accounted for in a later accounting period than the payment for an anticipated future benefit, or to comply with the requirement of matching costs with revenues. As of December 31, 2010, and 2009, there are no prepaid expenses with a life in excess of one year.

Prepaid expenses primarily include cash advances to contractors paid up-front, as part of the contracted price, in order to quickly start the projects, to employees to advance business travel expenses and payments for insurance with a cost of competence of the subsequent fiscal year. The prepaid expenses above are not included in work in progress as they are not specifically related to the projects in progress.

15. Long-term debt

Long-term debt amounts to $ 33,499 thousand as of December 31, 2010 and $ 10,746 thousand as of December 31, 2009.
The Group’s debt obligation due within one year as of December 31, 2010 consists primarily of the current portion of long-term debt, which is equal to $ 13,105 thousand. Such amount as of December 31, 2009 was $ 3,847 thousand.

Bank debt as of December 31, 2010 includes the following:

Long term debts USD thousand Lender	Beginning Year	Duration (years)	Ending Year	Non current residual capital value	Interest rate % as of December 31, 2010	Interest rate	Covenants

Unicredit	2010	3	2013	$1,739	3.20%	Fixed	No
Deutsche Bank	2010	5	2015	3,478	2.53%	Variable Euribor + spread	No
Banca Popolare di Vicenza	2010	4	2014	232	2.45%	Fixed	No
Cariparma 1	2010	8	2018	6,667	2.78%	Variable Euribor + spread	Yes 2
Credito Cooperativo Laudense	2008	8	2016	1,783	2.80%	Fixed	No
Cariparma	2009	3	2012	81	3.08%	Variable Euribor + spread	No
Banca Popolare di Intra	2008	3	2011	289	3.43%	Variable Euribor + spread	No
Banca Sella	2010	8	2018	522	3.85%	Variable Euribor + spread	No
Popolare di Sondrio	2010	4	2014	1,995	3.27%	Variable Euribor + spread	No
Austin Bank	2009	6	2015	1,267	6.25%	Variable Euribor + spread	No
Austin Bank loan no. 15952	2007	5	2012	1,059	6.50%	Variable Euribor + spread	No
Austin Bank loan no. 15960	2007	6	2013	765	6.50%	Variable Euribor + spread	No
Austin Bank loan no. 3608030897	2008	5	2013	300	6.50%	Variable Euribor + spread	No
Citizens Bank	2009	2	2011	218	6.25%	Variable Euribor + spread	No
Total long term debts				$20,395

1 Sindacated loan withCariparma bank leading lender (other lenders: Banca Popolare dell'Emilia Romagna, Banca Popolare di Vicenza

2 Net financial positions (calculated on the Italian Statutory financial statements) ratio has to be less than 4.5. As of December 31, 2010 the recalculated indicator were 2.7

The residual part of short term bank debts are related to credit lines and to the residual debt due to lessors for assets purchased via financial leases.

Principal payment of long term debt, for the next 5 years are as follows:

Year ended December 31,
USD thousand	Amount

2011 (Current)	$13,105
2012	4,435
2013	3,965
2014	4,013
2015	2,991
Thereafter	4,990
Total Long-Term debts	$33,500

The amounts due within one year have been disclosed above.

16. Current liabilities

Current liabilities at December 31, 2010 and 2009 includes the following:

Current Liabilities	Year ended December 31,
USD thousand	2010	2009

Accounts payable and accrued expenses	$26,911	$15,443
Taxes payable	3,195	2,205
Current portion of:
Advances received from customers	2,535	7,184
Long-term debt	13,105	3,847
Other liabilities	2,784	1,670
Total Current Liabilities	$48,531	$30,350

Accounts payable are accounted for net of commercial discounts. Cash discounts are recognized when the payment is made.

Tax payable is related to liabilities calculated on income before tax, after the offset of prepayments made during the year.

Advances received from customers are amounts received in advance from project contracts’ customers.

The current portion of long term debt is included above.

Other liabilities are mainly accruals for employee compensation (vacation accruals, December 2010 salaries, social security liabilities and other minor payables).

17. Long-term liabilities

Long-term liabilities as of December 31, 2010 and 2009, are as follows:

Long-term Liabilities	Year ended December 31,
USD thousand	2010	2009

Long-term debt, net of current	$20,395	$6,899
Deferred income taxes	-	330
Other liabilities	682	219
Post-employment benefit	1,418	803
Total Long-Term Liabilities	$22,494	$8,251

Long-term debt due to banks amounting to $ 20,395 thousand at December 31, 2010, has been disclosed above in note 15.

Deferred income taxes as of December 31, 2010 represent a net deferred tax asset for an amount of $ 392 thousand. As of December 31, 2009, the amount is a net deferred tax liability for amount of $ 330 thousand. This amount is calculated based on temporary differences, and is mostly related to temporary differences between statutory tax accounting and US GAAP financial accounting.

Other liabilities, amounting to $ 682 thousand as of December 31, 2010 and $ 219 thousand as of December 31, 2009, increased by $ 463 thousand mainly due to the reclassification of the residual debt on the acquisition of Benelli to long term liabilities and to a provision for a claim received by the subsidiary SEC for allegedly stolen data through an employee resource previously employed from a competitor. Claim has been received during 2010.
The risk of loss was considered probable. The Company estimated the amount of probable loss as $ 125 thousand based on the evaluation of a lawyer.

Post-employment benefits which liability amounts to $ 1,418 thousand as of December 31, 2010, relates to amounts due to employees (“TFR”), as of the year end, after the offset of any advance payments made. The $ 614 thousand increase in comparing current figures to 2009 is mainly due to the acquisition of Benelli together with its liabilities for post-employment benefits, and the accrual made during the year, as required by Italian retirement law.

18. Shareholders’ Equity

Shareholders’ Equity as of December 31, 2010 and 2009, consists of the following:

Equity	Year ended December 31,
USD thousand	2010	2009

Capital stock	$7,326	$5,885
Accumulated other comprehensive income	(119)	23
Retained earnings	271	(517)
Total ITP Group Stockholders’ Equity	$7,477	$5,391

Noncontrolling interests	-	1,571
Total Equity	$7,477	$6,962

Capital stock amounts to $ 7.326 thousand and consists of 50.000 shares with nominal value of 100 Euro each. The 10.000 increase in shares compared to December 31, 2009, relates to a Capital Stock increase approved by the Board of Directors during 2010, for the purpose of funding the planned investments.

19. Total revenues

The majority of revenues are generated by construction contracts engagements.  Total revenues as of December 31, 2010 increased by $ 31,881 thousand (+102%) compared to December 31, 2009 ($ 63,205 thousand as of December 31, 2010 and $ 31,324 thousand for the year ended as of December 31, 2009). Total revenues as of December 31, 2009 decreased by $ 14,890 thousand compared to 2008, to $ 31,324 thousand.

20. Cost of sales

Costs of sales (“COS”)  as of December 31, 2010, are equal to $ 47,831 thousand. Compared to 2009 cost of sales increased by $ 24,312 thousand. COS includes the depreciation and amortization that for the year ended 2010, 2009, 2010 is respectively $ 682 thousand, $ 870 thousand, $ 530 thousand.

21. Operating expenses

Operating expenses as of December 31, 2010, 2009 and 2008 amount to $ 11,067 thousand, $ 5,023 thousand and $ 5,869 thousand, respectively, and include the following:

Operating Expenses	Year ended December 31,
USD thousand	2010	2009	2008

Selling, general and administrative expenses	$(9,321)	$(4,177)	$(3,569)
Provision for doubtful accounts	(876)	(397)	(1,056)
Other operating costs	(870)	(449)	(1,243)
Total Operating Expenses	$(11,067)	$(5,023)	$(5,869)

Selling, general and administrative expenses are mainly administrative personnel salaries including bonuses, promotions and the value of unclaimed holidays and other deferred benefits.

The provision for doubtful accounts has been determined as a result of an analysis of the collectability of accounts receivable and in accordance with the Group accounting policy. As of December 31, 2010, 2009 and 2008 the Group accrued additional reserves in the provision for doubtful accounts for $ 876 thousand, $ 397 thousand and $ 1,056 thousand, respectively.

Other operating costs are expenses related to business development, commercial activities, travel, and other nonrecurring general expenses.

22. Income taxes

The Company and its subsidiaries are subject to income taxes on an entity basis, on income arising in, or derived from, the tax jurisdiction in which they operate.

Income before provision for income taxes and the provision for income taxes consisted of the following:

Income (loss) before provision for income taxes
USD thousand	2010	2009	2008

Italian companies	$4,274	$1,798	$741
US companies	(649)	567	676
Other foreign companies	(114)	-	-
Total income before provision for income taxes	$3,511	$2,365	$1,417

USD thousand	2010	2009	2008

Current
Italian companies	$2,004	$935	$672
US companies	-	318	282
Other foreign companies	-	-
Total provision (receivable) for current income taxes	$2,004	$1,254	$953
Deferred
Italian companies	(728)	(38)	117
US companies	6	152
Other foreign companies	-	-
Total provision (receivable) for deferred income taxes	$(721)	$115	$117
Total provision (receivable) for income taxes	$1,283	$1,369	$1,070

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and the tax bases of assets and liabilities. This is done by using enacted tax rates which are expected to be applicable to the taxable income in the periods in which the differences are expected to arise. In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some or all of tax assets may not be realized. In performing this evaluation, management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies.

The Italian statutory tax rate is comprehensive of two components: national (“IRES”) and regional (“IRAP”). IRES tax rate amounts to 27.5%. IRAP amounts to 4.97% for the fiscal year 2010, 4.82% for the fiscal year 2009, 4.25% for the fiscal year 2008. The taxes are computed on different bases and by the application of different adjustments that may also vary from one year to another.

Furthermore the basis of application of income taxes is the Italian statutory net income adjusted accordingly to national and regional taxes requirements, as a consequence the translation under USGaap may have effects on the effective tax rate determined on the consolidated financial statements prepared accordingly to USGaap.

For the year ended as of December 31, 2010, 2009, 2008 the overseas subsidiaries income taxes did not have any impact since they were not material.

Reconciliation between the Italian statutory tax rate and the effective tax rate is as follows:

Tax rate reconciliation
	2010	2009	2008

Italian statutory tax rate	32.4%	32.3%	31.8%
Permanent differences	8.4%	9.8%	13.2%
Basis differences on accounts receivable	(3.4)%	6.5%	25.4%
Basis differences on inventory	0.0%	1.9%	4.1%
Otherbasis differences	(0.9)%	7.4%	1.0%
Effective tax rate	36.5%	57.9%	75.5%

Deferred income tax assets and liabilities have been classified in the consolidated financial statements as follows:

Deferred tax assets - current
USD thousand	2010	2009	2008

Italian companies	$(841)	$-	$-
US companies	-	-	-
Other foreign companies	-	-	-
Total deferred tax assets - current	$(841)	$-	$-

Deferred tax assets - non current
USD thousand	2010	2009	2008

Italian companies	$-	$-	$-
US companies	-	-	-
Other foreign companies	-	-	-
Total deferred tax assets - non current	$-	$-	$-

Taxes payables - current
USD thousand	2010	2009	2008

Italian companies	$3,187	$1,887	$1,070
US companies	-	318	319
Other foreign companies	8	-	-
Total taxes payables - current	$3,195	$2,205	$1,389

Deferred tax liabitilies
USD thousand	2010	2009	2008

Italian companies	$214	$100	$137
US companies	236	230	78
Other foreign companies	-	-	-
Deferred tax liabilities	$450	$330	$215

The deferred tax liabilities of $450 thousand at December 31, 2010 shown in the table above are current.  In the balance sheet as of December 31, 2010 this amount has been netted against the deferred tax assets, which are presented net for an amount of $ 392 thousand.

Tax reserve for current and deferred income taxes is as follow:

Tax reserve for current and deferred income taxes
USD thousand

Balance as of January 1, 2009	$1,604
Provision	1,369
Payments/Settlements	(460)
Exchange currency translation	22
Balance as of December 31, 2009	2,535
Provision	1,283
Payments/Settlements	(1,024)
Exchange currency translation	11
Balance as of December 31, 2010	$2,804

The deferred tax assets and liabilities as of December 31, 2010, 2009 and 2008, respectively, were comprised of:

USD thousand	Assets	Liabilities

Deferred income tax as of December 31, 2010
Accounts receivables	$(841)	-
Fixed assets	-	450
Deferred income tax as of December 31, 2009
Fixed assets	-	330
Deferred income tax as of December 31, 2008
Fixed assets	$-	$215

23. Valuation and qualifying accounts

Allowance for doubtful accounts
USD thousand

Balance as of January 1, 2008	$79
Charged to costs and expenses	1,056
Deductions	-
Currency translation effect	112
Balance as of December 31, 2008	1,247
Charged to costs and expenses	397
Deductions	-
Currency translation effect	20
Balance as of December 31, 2009	1,664
Charged to costs and expenses	876
Deductions	-
Currency translation effect	9
Balance as of December 31, 2010	$2,549